Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 28, 2020 relating to the financial statements, which appears in the Registration Statement on Form F-1 (No. 333-243710) of OneConnect Financial Technology Co., Ltd. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-1 (No. 333-243710) incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China
August 12, 2020